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                                                                    Exhibit 99.3

                                                                 Arthur Andersen

                                                    Arthur Andersen & Associates

                          INDEPENDENT AUDITORS' REPORT

To iDLX HOLDINGS NV:

We have audited the accompanying consolidated balance sheet of iDLX HOLDINGS NV, a company incorporated in the Netherlands, and its subsidiary (the "Group") as of December 31, 2001 and the related consolidated statement of income, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group as of December 31, 2001, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

/s/  Arthur Andersen & Associates
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Chennai, India
January 25, 2002